UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2012

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.                      Other Events.

On March 14, 2012, and in accordance with the previously announced merger agreements between our wholly owned subsidiary, Southwest Royalties, Inc. (“SWR”), and the 24 limited partnerships of which SWR is the general partner (the “SWR Partnerships”), the SWR Partnerships were merged with and into SWR, with SWR continuing as the surviving entity in the mergers.  At the effective time of the mergers, all of the units representing limited partnership interests in the SWR Partnerships, other than those held by SWR, were converted into the right to receive cash.  SWR will not receive any cash payment for its partnership interests in the SWR Partnerships.  However, as a result of the mergers, SWR acquired 100% of the assets and liabilities of the SWR Partnerships.  SWR paid aggregate merger consideration of $38.6 million.

SWR obtained the funds to finance the aggregate merger consideration by conveying a volumetric production payment in the form of a term overriding royalty interest to a third party covering approximately 752,000 barrels of oil equivalents from specified properties acquired in the mergers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	March 14, 2012	By:	/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President and Chief Financial
Officer